Exhibit 10.7.1

December 2, 2011

RE:           Sale of Texon Crude Oil Business

Ladies and Gentlemen:

Texon L.P. ("Texon") or one of its subsidiaries, Texon Operating, L.L.C ("Operating") or Texon Rockies LLC ("Rockies") and your company are parties to one or more contracts that relates to its crude oil business. Please be advised that effective August 1, 2011, Texon assigned all of its rights, title and interest in its crude oil business, including the contractual agreement(s) with your company, to Texon Crude Oil LLC ("TCO"), a subsidiary of Texon. In addition, Texon assigned all of its rights, title and interest in Operating and Rockies to TCO. Immediately following these assignments, TCO and its subsidiaries, Operating and Rockies, was acquired by Sunoco Partners Marketing and Terminals L.P. ("SPMT") by way of an acquisition thereby resulting in TCO and its subsidiaries becoming a wholly owned subsidiary of SPMT effective August 1, 2011.

This letter is provided by Texon and SPMT so as to ensure that the transaction discussed above moves forward in a seamless manner for all parties involved.

Pursuant to the above, all crude oil transactions for which product or service were delivered on or after August 1, 2011 whether for TCO, Operating, or Rockies, ("TCO Transactions") are now under the control of TCO, and as such, any payments due or owed, if any, for such TCO Transactions shall be made as follows:

Texon Crude Oil LLC
Attn: TreasuryManagement@Sunocoinc.com
Phone: 215-977-3313
Fax: 1 866 299 8665

Wiring Instructions: Texon Crude Oil LLC, or Texon Operating LLC
Acct. # 406308325
ABA 021000021
J.P. Morgan Chase Bank N.A.
1 Chase Manhattan Plaza
New York, NY 10081

In addition, your previous Texon commercial supply or marketing representatives have become part of the TCO team. You may continue to reach them at their contact address and/or phone number.

Lastly, should you have general business questions, including questions related to the assignment and sale of the crude oil business, please direct such questions to the following:

Texon Crude Oil LLC
Attn: Eric Koelling
Phone: 281 637 6334
Fax: (866) 215-6056
P.O. Box 5090
Sugar Land, TX 77487-5090

We greatly appreciate your patience and understanding during this transition and please feel free to contact us with any questions or concerns.

Very truly yours,

Texon Distributing L.P.	Texon Crude Oil LLC

X	X

Robert J. Willette General Counsel	Eric G. Koelling Manager of Administration